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                                                                    EXHIBIT 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Behringer Harvard REIT I, Inc. of our report dated December 8, 2003 relating to the Statement of Revenues and Certain Expenses of the Minnesota Center Property, which appears in the Current Report on Form 8-K of Behringer Harvard REIT I, Inc dated December 24, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Dallas, Texas
October 25, 2004